POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth A. Martinek, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company (collectively, the “Applications”) by Northeast Community Bank or Northeast Community Bancorp, Inc., and the Registration Statement on Form S-1 by Northeast Community Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Kenneth A. Martinek Kenneth A. Martinek	March 17, 2006
President, Chief Executive Officer and Director
(principal executive officer)
Northeast Community Bancorp, Inc.

President, Chief Executive Officer and Director
(principal executive officer)
Northeast Community Bank

/s/ Salvatore Randazzo Salvatore Randazzo	March 17, 2006
Chief Financial Officer, Treasurer and Director
(principal financial and accounting officer)
Northeast Community Bancorp, Inc.

Executive Vice President, Chief Financial Officer and Director
(principal financial and accounting officer)
Northeast Community Bank

/s/ Diane B. Cavanaugh Diane B. Cavanaugh	March 17, 2006
Director
Northeast Community Bancorp, Inc.

Director
Northeast Community Bank

/s/ Arthur M. Levine Arthur M. Levine	March 17, 2006
Director
Northeast Community Bancorp, Inc.

Director
Northeast Community Bank

/s/ Charles A. Martinek Charles A. Martinek	March 17, 2006
Director
Northeast Community Bancorp, Inc.

Director
Northeast Community Bank

/s/ Harry (Jeff) A.S. Read Harry (Jeff) A.S. Read	March 17, 2006
Director
Northeast Community Bancorp, Inc.

Director
Northeast Community Bank

/s/ Linda M. Swan Linda M. Swan	March 17, 2006
Director
Northeast Community Bancorp, Inc.

Director
Northeast Community Bank

/s/ Kenneth H. Thomas Kenneth H. Thomas	March 17, 2006
Director
Northeast Community Bancorp, Inc.

Director
Northeast Community Bank